Exhibit 10.2

EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

Dated as of September 30, 2024

among

EACH OF THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Originators,

PHILLIPS 66 COMPANY,

as an Originator,

and

PHILLIPS 66 RECEIVABLES LLC,

as Buyer

-i-

-ii-

Clause	Subject Matter	Page

SECTION 10.7	Captions and Cross References; Incorporation by Reference	27
SECTION 10.8	Execution in Counterparts	27
SECTION 10.9	Acknowledgment and Agreement	27
SECTION 10.10	No Proceeding	28
SECTION 10.11	Mutual Negotiations	28
SECTION 10.12	Electronic Execution of Assignments and Certain Other Documents	28
SECTION 10.13	Severability	28

SCHEDULES

Schedule I	List and Location of Each Originator
Schedule II	Location of Books and Records of the Originators
Schedule III	Trade Names
Schedule IV	Notice Addresses

EXHIBITS

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Subordinated Note

-iii-

This SALE AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 30, 2024, is entered into among the PERSONS LISTED AS ORIGINATORS ON SCHEDULE I HERETO (collectively, the “Originators” and each, an “Originator”), PHILLIPS 66 COMPANY, a Delaware corporation (“P66 Company”), as an Originator, and PHILLIPS 66 RECEIVABLES LLC, a Delaware limited liability company (the “Buyer”).

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the Receivables Purchase and Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase and Financing Agreement”), among the Buyer, as SPE, the Servicer, the Persons from time to time party thereto as Purchaser/Lenders, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets, LLC, as Structuring Agent. The rules of construction set forth in Section 1.02 of the Receivables Purchase and Financing Agreement are hereby incorporated in this agreement by reference as if such rules of construction were set forth herein in their entirety.

BACKGROUND

1. The Buyer is a special purpose limited liability company, all of the issued and outstanding Equity Interests of which are owned by P66 Company.

2. The Originators generate Receivables in the ordinary course of their businesses. The Originators wish to sell (and/or, in the case of P66 Company, contribute) such Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase and/or accept such Receivables and Related Rights from the Originators, on the terms and subject to the conditions set forth herein.

3. The Originators and the Buyer intend each such sale and contribution described in paragraph 2 above to be a true sale and/or an absolute contribution and conveyance of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan, extension of credit or other financing from the Buyer to any Originator.

4. The Buyer intends to sell and/or pledge the Receivables and the Related Rights to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Purchase and Financing Agreement.

5. This Agreement constitutes the “Transfer Agreement” as such term is defined in the Receivables Purchase and Financing Agreement, and each Person from time to time party hereto as an Originator constitutes an “Originator” as such term is defined in the Receivables Purchase and Financing Agreement.

6. Concurrently herewith, the Buyer is executing a Subordinated Note substantially in the form attached as Exhibit B (the “Subordinated Note”). As used herein, “Subordinated Loan” means a subordinated revolving loan from an Originator to the Buyer evidenced by the Subordinated Note.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

SALES AND CONTRIBUTIONS

SECTION 1.1 Agreement to Sell and Contribute. On the terms and subject to the conditions set forth in this Agreement, each Originator agrees to sell to, or (in the case of P66 Company and at its option) to contribute to the capital of, the Buyer, without recourse except as expressly set forth herein, and the Buyer agrees to purchase and accept from such Originator, from time to time on or after the Closing Date but before the Sale and Contribution Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:

(a) each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below) and remains owing on the Closing Date;

(b) each Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Sale and Contribution Termination Date; and

(c) all Related Rights.

All sales and contributions of Receivables and Related Rights hereunder shall be made without recourse except as expressly set forth herein, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement. No obligation or liability to any Obligor on any Receivable or any related Contract is intended to be assumed by the Buyer (or its assignees) hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing commitment to purchase and accept Receivables and Related Rights is herein called the “Purchase Facility.”

As used herein:

“Cut-Off Date” means (a) with respect to P66 Company, August 31, 2024, and (b) with respect to any other Originator that first becomes a party hereto after the Closing Date, the Business Day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing with the consent of the Administrative Agent.

“Related Rights” means, with respect to any Receivable:

(a) all of the applicable Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;

(b) all instruments and chattel paper that evidence such Receivable;

(c) all letter of credit rights and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d) all rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time, in each case, supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(e) all books and records to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and

(f) all Collections and all other proceeds (as defined in the UCC) of such Receivable and any of the foregoing.

SECTION 1.2 Timing of Sales and Contributions.

(a) Closing Date. Effective on the Closing Date (or, with respect to any Originator that becomes a party hereto after the Closing Date, effective on the date of the applicable Joinder Agreement), each Originator hereby sells, assigns, transfers, sets-over and otherwise conveys or (in the case of P66 Company at its option) contributes, to the Buyer, without recourse (except to the extent expressly provided in this Agreement), and the Buyer hereby purchases (or accepts the contribution, as applicable) from each Originator, all of such Originator’s right, title and interest in, to and under (i) all Receivables owned by the Originators as of the opening of business on the Cut-Off Date that remain owing on the Closing Date (or, with respect to any Originator that becomes a party hereto after the Closing Date, effective on the date of the applicable Joinder Agreement), (ii) all Receivables that arise or are created by an Originator thereafter through and including the Closing Date (or, with respect to any Originator that becomes a party hereto after the Closing Date, effective on the date of the applicable Joinder Agreement), and (iii) all Related Rights with respect thereto, whether now owned and existing or hereafter arising or acquired. In accordance with the preceding sentence, on the date hereof, each Originator shall sell and assign all of such Originator’s right, title, and interest in and to all Receivables of such Originator existing as of the opening of business on the Closing Date together with all Related Rights relating thereto. The date of the first conveyance to the Buyer from the Originators initially party hereto is the “Initial Conveyance Date.”

(b) Subsequent Sales and Contributions. On each Business Day after the date hereof, each Originator shall sell or (at the option of P66 Company) contribute and Buyer shall acquire or accept, as applicable, all of such Originator’s right, title, and interest in and to all Receivables generated by such Originator which have not previously been sold or contributed to the Buyer arising through and including the Sale and Contribution Termination Date, together with all Related Rights relating thereto. The Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 3.1. In connection with the acquisition of Receivables hereunder, the Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information, reports or documents as the Buyer may reasonably request.

SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators and to accept capital contributions pursuant to Article III.

SECTION 1.4 Sale and Contribution Termination Date. The “Sale and Contribution Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated with respect to all Originators in accordance with Section 8.1 or 8.2 and (b) the Final Payout Date.

SECTION 1.5 Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer of Receivables and Related Rights pursuant to this Agreement be a true sale and be construed as a valid and perfected sale (or contribution) and an absolute and irrevocable assignment of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator), providing the Buyer with the full risk and benefit of ownership of the Receivables and Related Rights, and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including lien creditors, secured lenders, purchasers and any other Person claiming through such Originator. Notwithstanding the foregoing, to protect the rights of the Buyer (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) each Originator grants to the Buyer a security interest in, to and under all of such Originator’s right, title and interest in and to the Receivables and the Related Rights now existing and hereafter arising or created by such Originator transferred or purported to be transferred hereunder, to secure such Originator’s obligations under the Transaction Documents, including its obligation to turn over to the Buyer all Collections and other proceeds with respect to such Receivables and Related Rights.

ARTICLE II

PURCHASE PRICE CALCULATION

SECTION 2.1 Purchase Price Calculation. The “Purchase Price” to be paid to each Originator on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=	Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as a percentage) of (a) one, divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, times (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last day of the Fiscal Month immediately preceding such Payment Date) and the denominator of which is 365 or 366, as applicable.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business. Notwithstanding anything to the contrary, sale and/or contribution of Receivables and the application of proceeds with respect thereto shall occur daily; provided that settlement as to the reporting or presentation of such transactions shall occur on the Monthly Purchase Record Date.

ARTICLE III

PURCHASE PRICE PAYMENTS AND CAPITAL CONTRIBUTIONS

SECTION 3.1 Purchase Price Payments and Capital Contributions.

(a) The Receivables of each Originator in existence on the Initial Conveyance Date are hereby sold (or contributed, as applicable) and assigned to the Buyer by such Originator on the date hereof. Each Receivable of each Originator coming into existence after the Initial Conveyance Date, shall be sold or (at the option of P66 Company) contributed to the Buyer on the Business Day occurring immediately after the day such Receivable is originated and the Purchase Price for such Receivable shall be due and owing in full by the Buyer to such Originator on such Business Day (except that the Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to the Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b) and (c).

(b) On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the Receivables sold to the Buyer by such Originator on each Payment Date as follows (and in the following order of priority):

(i) first, the Buyer shall pay by delivery of immediately available funds, to the extent of funds available to Buyer from monies then held by or on behalf of the Buyer;

(ii) second, solely in the case of P66 Company, if elected by P66 Company in its sole discretion, to the extent any portion of the Purchase Price remains unpaid, by accepting a contribution of such Receivable and the Related Rights to its capital in an amount designated as a contribution to the Buyer’s capital; and

(iii) third, the Buyer shall pay the balance of the Purchase Price by an increase in the principal amount of the Subordinated Loans evidenced by the applicable Subordinated Note, in an amount not to exceed the remaining unpaid portion of such Purchase Price. Each Originator is hereby authorized by the Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each increase of the principal amount thereunder to evidence the date and amount of each increase of the principal amount thereunder to evidence the applicable Purchase Price, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder.

For the avoidance of doubt and notwithstanding the foregoing, (i) P66 Company may, from time to time in its sole discretion, elect to contribute Receivables and Related Rights to the capital of the Buyer from time to time in lieu of receiving Purchase Price payments in cash, and (ii) no Collections shall be deemed available to the Buyer to make any payment contemplated by this Section unless such Collections or other cash are available to the Buyer for such purpose pursuant to the terms of the Receivables Purchase and Financing Agreement.

The Purchase Price for the Receivables not paid in cash (or contributed to the Buyer) shall represent indebtedness of the Buyer to the applicable Originator evidenced by, and shall be payable in accordance with the terms and provisions of the applicable Subordinated Note; provided, that the Buyer may, with respect to the Purchase Price for any Receivables, offset against such Purchase Price any amounts owed by the applicable Originator to the Buyer hereunder that are due and unpaid.

(c) Although the Purchase Price for each Receivable coming into existence after the Initial Conveyance Date shall be due and payable in full by the Buyer to each Originator on the date such Receivable is purchased, settlement of the Purchase Price between the Buyer and such Originator shall be effected on a monthly basis no later than each Settlement Date with respect to all Receivables sold by such Originator during the same calendar month most recently ended prior to such Settlement Date and based on the information contained in the Monthly Report delivered by the Buyer or the Servicer on its behalf pursuant to Section 7.01(c)(ii) of the Receivables Purchase and Financing Agreement for such calendar month. Although settlement shall be effected on a monthly basis, increases or decreases in the amount owing under the applicable Subordinated Note made pursuant to Section 3.1(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the calendar month to which such settlement relates.

(d) At all times prior to the Sale and Contribution Termination Date, or with respect to any specific Originator, the date on which this Agreement terminates with respect to such Originator, notwithstanding any delay in the making of any payment of the Purchase Price in respect of any purchase under Section 3.1, all right, title and interest of each Originator in and to each Receivable originated by it shall be sold, assigned and otherwise transferred to the Buyer effective immediately and automatically upon the creation of such Receivable, without any further action of any type or kind being required on the part of any Person. The monthly settlement contemplated in this Section 3.1 has been devised solely for the administrative convenience of the parties hereto. The Buyer and each Originator may at any time, as may be agreed between themselves, elect to effect settlement on a more (but not less) frequent basis.

(e) To the extent that Collections received during any calendar month exceed the sum of (i) the aggregate Purchase Price payable for Receivables generated during such calendar month, plus (ii) amounts for which such Collections are required to be applied for such calendar month pursuant to the Receivables Purchase and Financing Agreement, such excess may, to the extent permitted by the Receivables Purchase Financing Agreement, be treated as a reduction in the principal amount of the applicable Subordinated Note and may be paid to the applicable Originator, effective as of the last day of the related calendar month, and, if the principal amount of the applicable Subordinated Note is zero, such excess shall be released to the Buyer to use for other permitted purposes.

(f) Each Originator shall make all appropriate record keeping entries with respect to the applicable Subordinated Note to reflect payments by the Buyer thereon and such Originator’s books and records shall constitute rebuttable presumptive evidence of the principal amount of the Subordinated Loans under and accrued interest thereon as evidenced by the applicable Subordinated Note. Each Originator shall return the applicable Subordinate Note to the Buyer upon the final payment thereof after the Sale and Contribution Termination Date.

SECTION 3.2 Settlement as to Specific Receivables and Dilution.

(a) If on any day:

(i) the Outstanding Balance of any Receivable conveyed to Buyer is reduced or cancelled as a result of any defective, returned or rejected goods or services, any cash discount or any other adjustment by the applicable Originator or any Affiliate thereof, or as a result of any governmental or regulatory action, or

(ii) the Outstanding Balance of any Receivable conveyed to Buyer is reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

(iii) the Outstanding Balance of any Receivable conveyed to Buyer is reduced on account of the obligation of the applicable Originator to pay to the related Obligor any rebate or refund, or

(iv) the Outstanding Balance of any Receivable conveyed to Buyer is less than the amount specified as the outstanding principal balance for such Purchased Receivable in any report delivered by an Originator to the Buyer (for any reason other than receipt of Collections or such Receivable becoming a Defaulted Receivable), or

(v) the Outstanding Balance of any Purchased Receivable is reduced or cancelled (for any reason other than the financial inability or refusal of the Obligor to pay undisputed indebtedness or receipt of Collections or such Receivable becoming a Defaulted Receivable), or

(vi) any of the representations or warranties of the applicable Originator set forth in Section 5.9 (Accuracy of Information), Section 5.13 (Credit and Collection Policy), Section 5.16 (No Fraudulent Conveyance), Section 5.18 (Perfection Representations), or Section 5.21 (Enforceability of Contracts) were not true with respect to any Purchased Receivable when conveyed hereunder, then, the Buyer shall be entitled to a credit against the Purchase Price otherwise payable to such Originator hereunder on such day in an amount equal to (A) in the case of clauses (i), (ii), (iii), and (v) above, such reduction or cancellation, (B) in the case of clause (iv) above, the amount specified as the outstanding principal balance for such Receivable conveyed to Buyer in the relevant report delivered by an Originator to the Buyer minus the Outstanding Balance of such Receivable; and (C) in the case of clause (vi) above, in the amount of the Outstanding Balance of such Receivable conveyed to Buyer. If such credit to the Purchase Price exceeds the Purchase Price for the Receivables sold by such Originator on such date or if the Buyer is required to make any payment pursuant to the terms of the Receivables Purchase and Financing Agreement and does not have sufficient funds to do so, then such Originator shall pay the full or remaining amount of such credit, as applicable, by making a deposit in the Collection Account specified by the Buyer, in immediately available funds, within two (2) Business Days after such Originator has received notice from the Administrative Agent or such Originator has knowledge of such event; provided, however, that if no such payment is permitted or required under the Receivables Purchase Financing Agreement, the Buyer and the applicable Originator may agree to reduce the outstanding principal amount of the applicable Subordinated Note in lieu of all or part of such transfer. Any payment of the Outstanding Balance as contemplated by clause (C) above shall be considered a repurchase of such Receivable by the applicable Originator and the Buyer shall transfer any interest it has in such Receivable to the applicable Originator free and clear of any Adverse Claims arising by, through or under the Buyer.

Similarly, if an adjustment is made by an Originator to a Receivable conveyed to Buyer after its conveyance to the Buyer hereunder that results in an increase in the Outstanding Balance of such Receivable, such Originator shall be deemed to have increased the principal amount under the applicable Subordinated Note.

ARTICLE IV

EFFECTIVENESS; ADDITIONAL ORIGINATORS

SECTION 4.1 Effectiveness. This Agreement shall become effective as of the Closing Date upon effectiveness of the Receivables Purchase and Financing Agreement pursuant to the terms thereof.

SECTION 4.2 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer and the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that the following conditions are satisfied or waived in writing by the Buyer and Administrative Agent on or before the date of such addition:

(a) the proposed additional Originator shall have given the Buyer, the Administrative Agent and each Purchaser/Lender at least thirty (30) days’ prior written notice (or such shorter period as may be agreed in writing by the Administrative Agent) of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent or any Purchaser/Lender may reasonably request;

(b) such proposed additional Originator shall have executed and delivered to the Buyer and the Administrative Agent an agreement substantially in the form attached hereto as Exhibit A (a “Joinder Agreement”);

(c) such proposed additional Originator shall have delivered to the Buyer, the Administrative Agent and each Purchaser/Lender each of the documents, certifications, opinions of counsel and lien searches with respect to such Originator reasonably requested by the Buyer, the Administrative Agent or any Purchaser/Lender, in each case, in form and substance reasonably satisfactory to the Buyer, the Administrative Agent and each Purchaser/Lender;

(d) such addition shall not result in a Change in Control;

(e) no Sale and Contribution Termination Event shall have occurred and be continuing; and

(f) no Event of Default or Potential Default shall exist or shall result from such addition.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Originator hereby makes the representations and warranties set forth in this Article V as of the Closing Date and each day on which any Receivable is sold or contributed to the Buyer hereunder:

SECTION 5.1 Existence and Power. Such Originator (a) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or formation, (b) has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (c) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2 Power and Authority; Due Authorization. Such Originator (a) has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (iii) sell, contribute and grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (b) such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by such Originator by all necessary action.

SECTION 5.3 Binding Obligations. This Agreement and each of the other Transaction Documents to which such Originator is a party constitute the legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.4 No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which such Originator is a party, the performance and consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by such Originator will not (a) conflict with, result in any material breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of such Originator or any indenture, sale agreement, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other material agreement or instrument to which such Originator is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any Adverse Claim (other than Permitted Liens) upon any of the Supporting Assets pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (c) materially conflict with or materially violate any applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.5 Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to such Originator’s knowledge threatened, against such Originator before any Official Body: (a) asserting the invalidity of this Agreement or any of the other Transaction Documents, (b) seeking to prevent the grant of a security interest in any Receivable or Related Right by the Originator to the Buyer, the ownership or acquisition by the Buyer of any Receivable or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (c) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document, except, in each case that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.6 Governmental Approvals. All authorizations, consents, orders and approvals of, or other actions by, any Official Body that are required to be obtained by such Originator in connection with the grant of a security interest in the Receivables and the Related Rights to the Buyer hereunder or the due execution, delivery and performance by such Originator of this Agreement or any of the other Transaction Documents to which it is a party and the consummation by such Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.7 Compliance with Law. Such Originator has complied in all material respects with all applicable Laws to which it may be subject, except where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.8 Valid Sale. Each sale and contribution of Receivables and the Related Rights made by such Originator pursuant to this Agreement shall constitute a valid sale (or contribution), transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.9 Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Buyer, the Administrative Agent or any other Purchaser/Lender Party by or on behalf of such Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document (as modified or supplemented by other written information so furnished), when taken as a whole, at the time the same are so furnished, did not contain as of the date the same are furnished to the Buyer, Administrative Agent or such other Purchaser/Lender Party any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projections, estimates, pro forma financial information, engineering reports and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) contained in the materials referenced above, such Originator represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.

SECTION 5.10 No Material Adverse Effect. As of the Closing Date, since December 31, 2023, there has been no Material Adverse Effect with respect to such Originator.

SECTION 5.11 Names and Location. As of the Closing Date, such Originator’s sole jurisdiction of organization is set forth on Schedule I, and such jurisdiction has not changed within four months prior to the date of this Agreement. As of the Closing Date, the office of such Originator is in the State set forth in Schedule I. The offices where such Originator keeps all of its master electronic records relating to the concerning the Pool Receivables are set forth on Schedule II.

SECTION 5.12 Margin Regulations. Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, in each case, in contravention of, or for any purpose which violates, the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System.

SECTION 5.13 Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts; provided that the failure to have collected any Pool Receivable as a result of (x) the insolvency, bankruptcy or lack of creditworthiness of an Obligor or (y) an unjustified refusal of an Obligor to pay not due to any alleged or actual action or inaction of the Originator or any of its Affiliates shall not constitute a breach of this Section 5.12 so long as such Originator has otherwise complied with the Credit and Collection Policy in respect of such Pool Receivable.

SECTION 5.14 Investment Company Act. Such Originator is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

SECTION 5.15 Taxes. Such Originator has (i) timely filed all material tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges (A) being contested in good faith by appropriate proceedings, (B) as to which adequate reserves have been provided in accordance with GAAP or (C) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.16 No Fraudulent Conveyance. With respect to each Receivable transferred to the Buyer by such Originator hereunder, the applicable Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Code in the event of an Relief Proceeding with respect to such Originator. No transfer of any Receivable by such Originator hereunder: (i) is made with any actual intent on the part of such Originator to hinder, delay or defraud any entity to which such Originator is or will become indebted on or after the date of transfer, (ii) is made at a time such Originator is not Solvent, (iii) would render such Originator not Solvent as a result of such transfer, (iv) would cause such Originator to have an unreasonably small amount of capital for the business and transactions in which it is engaged or (v) would cause such Originator to be unable to pay its debts as they mature.

SECTION 5.17 Ordinary Course of Business. If (and to the extent that) the conveyance of any property described herein is not characterized by a court or other government authority as a sale or absolute contribution, each of such Originator and the Buyer represents and warrants as to itself that each remittance of Collections by or on behalf of such Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and the Buyer.

SECTION 5.18 Perfection Representations. This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in such Originator’s right, title and interest in, to and under the Receivables and Related Rights which (i) security interest has been or will be on the Closing Date perfected and is enforceable against creditors of and purchasers from such Originator and (ii) is free of all Adverse Claims (other than Permitted Liens).

(a) The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(b) Prior to their sale or contribution to the Buyer pursuant to this Agreement, such Originator owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim of any Person (other than Permitted Liens).

(c) All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Rights from such Originator to the Buyer pursuant to this Agreement.

(d) Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights. Such Originator is not aware of any judgment lien, ERISA lien or tax lien filings against such Originator.

SECTION 5.19 Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Purchaser/Lenders and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from the Originators.

SECTION 5.20 Opinions. The facts regarding such Originator, the Receivables sold or contributed by it hereunder, the Related Security and the related matters set forth or assumed in any back-up certificate delivered by any SPE-Related Party and each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

SECTION 5.21 Enforceability of Contracts. To the knowledge of such Originator, each Contract with respect to any Receivable sold or contributed by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

SECTION 5.22 Compliance with Transaction Documents. Such Originator has complied with the conditions and requirements applicable to such Originator set forth in Section 6.1(g) at all times since the Closing Date.

ARTICLE VI

COVENANTS OF THE ORIGINATORS

SECTION 6.1 Covenants. At all times from the Closing Date until the Final Payout Date, each Originator shall perform the following covenants:

(a) Existence. Such Originator will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and rights as a corporation or other entity under the laws of the state of its jurisdiction of organization; provided that the foregoing shall not prohibit any merger or consolidation of the Originator or any merger, consolidation, liquidation or dissolution of any Subsidiary, in each case, that is not otherwise prohibited by the terms of this Agreement; and provided further, that neither the Originator nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect any right, license, permit, privilege or franchise to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Financial Reporting. Such Originator will maintain a system of accounting established and administered in accordance with GAAP, and such Originator shall furnish to the Buyer, the Administrative Agent and each Purchaser/Lender such information as the Buyer, the Administrative Agent or any Purchaser/Lender may from time to time reasonably request regarding such system.

(c) Notices. Such Originator will notify the Buyer and the Administrative Agent (who will notify each Purchaser/Lender) in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after, unless otherwise specified below) an Authorized Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(A) Notice of Sale and Contribution Termination Events or Events of Default. A statement of an Authorized Officer of such Originator setting forth details of any Sale and Contribution Termination Event or any Event of Default with respect to such Originator that has occurred and is continuing and the action that such Originator proposes to take with respect thereto.

(B) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(C) Name/Organization Changes. At least five (5) days before any change in such Originator’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(D) Change in Accountants or Accounting Policy. No later than ten (10) Business Days after any change in any material accounting policy of such Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which such Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(E) Material Adverse Change. Any Material Adverse Effect with respect to such Originator of which such Originator has actual knowledge.

(d) Conduct of Business; Preservation of Existence. Such Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

(e) Compliance with Laws. Such Originator will comply with all Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f) Furnishing of Information and Inspection of Receivables. Such Originator will furnish or cause to be furnished to the Administrative Agent and each Purchaser/Lender from time to time such information with respect to the Pool Receivables and the other Supporting Assets as the Administrative Agent or any Purchaser/Lender through the Administrative Agent may reasonably request not otherwise furnished by the Buyer. Such Originator will, at such Originator’s expense, during regular business hours with reasonable prior written notice of at least five (5) Business Days, (i) permit the Administrative Agent and each Purchaser/Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Supporting Assets, (B) visit the offices and properties of such Originator for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Supporting Assets or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon reasonable prior written notice of at least five (5) Business Days from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Supporting Assets; provided, that such Originator shall be required to reimburse the Administrative Agent and any Purchaser/Lender for only one total (1) such review pursuant to clause (i) or clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing.

(g) Payments on Receivables; Collection Accounts. Such Originator will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. Such Originator will at all times, maintain such books and records necessary to (i) identify Collections received from time to time on Pool Receivables and (ii) segregate such Collections from other property of such Originator; provided that, segregation of Collections from any Excluded Collections shall not be required unless an Event of Default or Ratings Event shall have occurred and segregation has been required by the Administrative Agent under the Receivables Purchase and Financing Agreement. If any payments on the Pool Receivables or other Collections are received by such Originator, it shall hold such payments in trust for the benefit of the Buyer, the Administrative Agent, the Purchaser/Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. Such Originator shall not permit funds other than Collections on Pool Receivables and other Supporting Assets to be deposited into any Collection Account. Such Originator will not, and will not permit the Buyer, any other Originator or any other Person to commingle in any Collection Account Collections or other funds to which the Buyer, the Administrative Agent, any Purchaser/Lender or any other Secured Party is entitled, with other funds other than Excluded Collections.

(h) Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Liens) upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.

(i) Extension or Amendment of Pool Receivables; Performance of Contracts. Except as otherwise permitted by the Receivables Purchase and Financing Agreement, no Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the payment terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any payment term or condition of any related Contract without the prior written consent of the Administrative Agent. Such Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(j) Fundamental Changes. Such Originator shall not, without the prior written consent of the Administrative Agent with at least five (5) Business Days’ prior written notice before making any change in such Originator’s name or location or make any other change in the such Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrative Agent and the Required Purchaser/Lenders pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.

(k) Change in Credit and Collection Policy. Such Originator will not make any material change in the Credit and Collection Policy that could reasonably be expected to materially adversely affect the collectability of the Pool Receivables, the credit quality of any Pool Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Promptly following any change in the Credit and Collection Policy, such Originator will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent, each Purchaser/Lender and the Buyer.

(l) Books and Records. Such Originator shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(m) Ownership Interest, Etc. Such Originator shall (and shall cause the Servicer to), at its expense, take all action reasonably necessary to establish and maintain ownership or a valid and enforceable perfected security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected security interest in the Supporting Assets, in each case free and clear of any Adverse Claim (other than any Permitted Liens), in favor of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee), including taking such action to perfect, protect or more fully evidence the interest of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee) as the Buyer, the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, such Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Rights and Collections. Such Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Buyer’s and the Administrative Agent’s security interest as a first-priority interest. The Administrative

Agent’s approval of any such filings shall authorize such Originator to file such financing statements under the UCC without the signature of such Originator, the Buyer or the Administrative Agent where allowed by applicable Law. Except in connection with the Final Payout Date, notwithstanding anything else in the Transaction Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent, except as set forth in Section 6.1(n) hereof.

(n) Further Assurances. Such Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer, the Servicer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases and contributions made hereunder or under the Receivables Purchase and Financing Agreement and/or security interest granted pursuant to the Receivables Purchase and Financing Agreement or any other Transaction Document, or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies hereunder, under the Receivables Purchase and Financing Agreement or under any other Transaction Document. Without limiting the foregoing, such Originator hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent, at the Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(o) Mergers, Acquisitions, Sales, etc. Such Originator shall not, without the prior written consent of the Administrative Agent and each Purchaser/Lender, permit itself to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, including without limitation, into one or more Persons) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person except (i) in the case of a merger or consolidation, where the surviving entity, prior to or in connection with such merger or consolidation is or becomes an Originator or (ii) if, following any such conveyance, transfer, lease or other disposition, such Originator will no longer be an Originator hereunder.

(p) Identifying of Records. Such Originator will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each Pool Receivable).

(q) Buyer’s Tax Status. Such Originator shall not take or cause any action to be taken that could result in the Buyer (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes, (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) being subject to any Tax in any jurisdiction outside the United States or (iv) being subject to any material tax based on net income or gross receipts imposed by a state or local taxing authority.

(r) Other Additional Information. Such Originator will promptly furnish, or cause to be furnished, to the Administrative Agent and the Purchaser/Lenders such information and documentation as may reasonably be requested by the Administrative Agent or any Purchaser/Lender from time to time for purposes of compliance by the Administrative Agent or such Purchaser/Lender with Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Purchaser/Lender to comply therewith.

(s) Change in Payment Instructions to Obligors. Such Originator shall not (and shall not permit the Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and, solely with respect to the replacement or termination of a Collection Account (or any related Lock-Box) the Administrative Agent shall have consented to such change in writing, writing, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 6.2 Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from the Originator and its Affiliates. Therefore, from and after the Closing Date, each Originator shall take all reasonable steps applicable to it as specifically required by the Receivables Purchase and Financing Agreement to continue the Buyer’s identity as a separate legal entity and to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of such Originator and any other Persons, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each Originator agrees to take such actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Bracewell LLP, as counsel for the Originator, in connection with the closing of the transactions contemplated in the Transaction Documents (or in any similar opinion rendered in connection with the addition of such Person as an Originator) and relating to true sale and substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS

IN RESPECT OF RECEIVABLES

SECTION 7.1 Power of Attorney. Each Originator hereby irrevocably designates and appoints the Buyer (including, without limitation, its successors and assigns) or its respective designees or assignees under this Agreement or the Receivables Purchase and Financing Agreement (including the Administrative Agent) as such Originator’s true and lawful attorney-in-fact and authorizes the Buyer (including, without limitation, its successors and assigns) or its respective designees or assignees under this Agreement or the Receivables Purchase and Financing Agreement (including the Administrative Agent) to, in each case, at any time an Event of Default exists or has occurred and is continuing, take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including (a) directing the Obligors that payment of all amounts payable under any Receivable is to be made directly to the Administrative Agent or its designee, (b) giving notice of the Secured Parties’ interest in any Receivable to each Obligor, which notice shall direct payment be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and (c) endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment. The Originators hereby release the Buyer (including its successors and assigns) and its respective officers, employees and designees from any liabilities arising from any act or acts under this Section 7.1 and in furtherance thereof, whether of omission or commission, except as a result of Buyer’s (or its successors or assigns), own gross negligence or willful misconduct as determined pursuant to a final non-appealable order or a court of competent jurisdiction.

SECTION 7.2 Responsibilities of the Originators. Notwithstanding anything herein to the contrary:

(a) Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(b) None of the Buyer, the Purchaser/Lenders or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Purchaser/Lenders or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.

SECTION 7.3 Further Action Evidencing Purchases. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Pool Receivables and Contracts with a legend, acceptable to the Buyer and the Administrative Agent, evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of the Originators shall (or shall permit the Servicer to) change or remove such notation without the prior written consent of the Buyer and the Administrative Agent. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer or the Administrative Agent (as the Buyer’s designee or assignee) may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction

Document. Without limiting the generality of the foregoing, upon the reasonable request of the Buyer or the Administrative Agent (as the Buyer’s designee or assignee), such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be reasonably necessary or appropriate.

Each Originator hereby authorizes the Buyer or its designee or assignee (including the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder and now existing or hereafter generated or acquired by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor, required by Law and unless otherwise instructed by a Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.

SECTION 7.5 Performance of Obligations. Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay (or cause to be paid) when due any material Taxes that are required to be paid by it (including any sales material Taxes), payable in connection with the Receivables generated by such Originator and their creation and satisfaction.

ARTICLE VIII

TERMINATION OF SALES

SECTION 8.1 [Reserved].

SECTION 8.2 Other Termination. The purchase and sale of Receivables pursuant to this Agreement shall terminate (a) upon the Final Payout Date or (b) with respect to any Originator:

(i) automatically if (I) any Originator shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (II) if without the application, approval or consent of any Originator, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of such Originator an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of such Originator or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by such Originator in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or unstayed for any period of 60 consecutive days, or

(ii) with respect to any Originator other than P66 Company, on the date set forth in a notice from such Originator to the Buyer (with a copy to the Administrative Agent), declaring this Agreement terminated, as it relates to such Originator; provided that prior to any such termination, the Originator shall have provided (or shall have caused the Servicer to provide) to the Administrative Agent a pro forma calculation of the Capital Coverage Amount showing that no Capital Coverage Amount Deficit under the Receivables Purchase and Financing Agreement exists or would exist after giving effect to such disposition and any voluntary prepayments of the outstanding Capital associated therewith.

SECTION 8.3 Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2 above, the Buyer (and the Administrative Agent as Buyer’s collateral assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Laws, which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1 Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Law, each Originator hereby agrees to indemnify the Buyer and each of its officers, directors, employees, agents, and respective assigns (each of the foregoing Persons being individually called a “Sale and Contribution Indemnified Party”), within ten Business Days following written demand (which demand shall be accompanied by documentation of the Sale and Contribution Indemnified Amounts in reasonable detail), from and against any and all damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including Attorney Costs) (all of the foregoing being collectively called “Sale and Contribution Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with:

(a) any written representation, warranty or statement made or deemed made by such Originator (or any of its respective officers) under or in connection with this Agreement or any of the other Transaction Documents, or any other written information or report (other than projections, forward-looking statements and information of a general economic or industry nature) delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect in any material respect when made or deemed made or delivered;

(b) [reserved];

(c) the failure by such Originator to comply with the terms of any applicable Law with respect to any Pool Receivable of such Originator or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;

(d) the lack of an enforceable ownership interest, or a perfected lien, in either case, of the Buyer in the Pool Receivables (and all Related Rights of such Originator), in each case, free and clear of any Adverse Claim other than Permitted Liens;

(e) the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Laws with respect to any Pool Receivable of such Originator or the Related Rights;

(f) [reserved];

(g) any dispute, claim, offset or defense (other than any reduction, revision, or discharge in bankruptcy of the applicable Obligor) of such Obligor to the payment of any Receivable of such Originator in the Receivables Pool (including a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the property, products or rendering services giving rise to such Receivable or the furnishing or failure to furnish such property, products or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(h) any failure of such Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables of such Originator or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable of such Originator;

(i) any products liability, environmental or other claim arising out of or in connection with any Receivable of such Originator or other merchandise, goods or services which are the subject of or related to any Receivable of such Originator;

(j) the commingling of Collections of Pool Receivables of such Originator at any time with other funds;

(k) [reserved];

(l) any investigation, litigation or proceeding (actual or threatened) brought by a Person other than a Sale and Contribution Indemnified Party related to this Agreement or any other Transaction Document to which such Originator is a party or in respect of any Pool Receivable or any Related Rights of such Originator;

(m) any action or omission by such Originator that reduces or impairs the rights of the Buyer with respect to any Receivables or Related Rights or the value of any Receivables or Related Rights;

(n) [reserved];

(o) [reserved];

(p) [reserved];

(q) the failure of any Receivable sold, transferred, contributed or assigned hereunder and included by the Originator as an Eligible Receivable to actually constitute an Eligible Receivable on the date of sale, transfer, contribution or assignment;

(r) any setoff with respect to any Receivable of such Originator;

(s) any provision in any Contract of such Originator that either (i) permits or provides for any reduction in the Outstanding Balance of the Receivable created under such Contract and any accrued interest thereon or (ii) could otherwise materially hinder the ability to receive Collections with respect to such Receivable; or

(t) any action taken by the Buyer as attorney-in-fact for Originator in accordance with this Agreement or any other Transaction Document;

provided that such indemnity shall not be available to any Sale and Contribution Indemnified Party to the extent that any Sale and Contribution Indemnified Amounts (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of a Sale and Contribution Indemnified Party, (y) to the extent the same arises due to the credit risk of an Obligor or are otherwise related to an Obligor’s failure to pay in accordance with the related Receivables (other than any loss based on (A)(1) a failure to pay as a result of any failure by any Originator to comply with any terms of the related Contract, (2) the unenforceability of the Receivable or the related Contract in accordance with their respective terms, or (3) the failure of any Originator to comply with applicable law or regulation with respect to the Receivable or the related Contractor (B) a breach of a representation or warranty that any such Receivable was an Eligible Receivable when sold by such Originator hereunder (if so represented at such time), each of which shall be a Sale and Contribution Indemnified Amount hereunder), or (z) constitute Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) (such amounts, “Excluded Losses”).

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Amendments, etc.

(a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer and each Originator, with the prior written consent of the Administrative Agent and the Required Purchaser/Lenders.

(b) No failure or delay on the part of the Buyer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any SPE-Related Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c) The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2 Notices, etc.. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the relevant party as specified on Schedule IV hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Purchaser/Lender, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as this Agreement terminates in accordance with its terms or as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) Governing Law. This Agreement and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of Texas.

Each of the Originators and the Buyer irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Purchaser/Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Transaction Document shall affect any right that the Administrative Agent or any Purchaser/Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Originators and the Buyer or its properties in the courts of any jurisdiction.

(b) Waiver of Venue. Each of the Originators and the Buyer irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Section 9.1, each party hereto agrees to pay on demand all costs and expenses incurred by the other party and its assigns (other than Excluded Losses) in connection with the enforcement of, or any actual or claimed breach of, this Agreement, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing. Each Originator also agrees to pay on demand all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of this Agreement.

SECTION 10.7 Captions and Cross References; Incorporation by Reference. The various captions (including the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.9 Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be collaterally assigned by means of the Buyer granting a security interest to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Purchase and Financing Agreement, and each Originator consents to such collateral assignment. Each of the parties hereto acknowledges and agrees that the Purchaser/Lenders and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Purchase and Financing Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.

SECTION 10.10 No Proceeding. Each Originator hereby agrees that it will not institute against, or join any other Person in instituting against, the Buyer any Relief Proceeding until one year and one day after the Final Payout Date. In addition, all amounts payable by the Buyer to any Originator pursuant to this Agreement shall be payable solely from funds available for that purpose (after Buyer has satisfied all obligations then due and owing under the Receivables Purchase and Financing Agreement). The agreements in this Section 10.10 shall survive any termination of this Agreement.

SECTION 10.11 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 10.12 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Joinder Agreements, amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 10.13 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PHILLIPS 66 RECEIVABLES LLC, as Buyer

By:	/s/ Sam A. Farace II
Name: Sam A. Farace II
Title: President and Treasurer

PHILLIPS 66 COMPANY, as an Originator

By:	/s/ Sam A. Farace II
Name: Sam A. Farace II
Title: Vice President and Treasurer

S-1	Sale and Contribution Agreement (PNC-P66)

Schedule III

TRADE NAMES

None.

Schedule III-1

Exhibit A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of ___________, 20[__] (this “Agreement”) is executed by__________, a ______________ organized under the laws of __________ (the “Additional Originator”), with its principal place of business located at __________.

BACKGROUND:

A. Phillips 66 Receivables LLC, a Delaware limited liability company (the “Buyer”), Phillips 66 Company, as an Originator, and the various entities from time to time party thereto as Originators (collectively, the “Originators”) have entered into that certain Sale and Contribution Agreement, dated as of September 30, 2024 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”).

B. The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Sale and Contribution Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Contribution Agreement or in the Receivables Purchase and Financing Agreement (as defined in the Sale and Contribution Agreement).

SECTION 2. Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Sale and Contribution Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Sale and Contribution Agreement, the Additional Originator shall be an Originator for all purposes of the Sale and Contribution Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Sale and Contribution Agreement and the other Transaction Documents.

SECTION 3. Representations and Warranties. Attached hereto as the amended and restated versions of Schedules I through IV to the Sale and Contribution Agreement. After giving effect thereto, the Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Sale and Contribution Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its “location” (as defined in the applicable UCC) is [____________________], and the offices where the Additional Originator keeps all of its books and records concerning the Receivables and Related Security is as follows:

Exhibit A-1

SECTION 4. Miscellaneous. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of Texas. This Agreement is executed by the Additional Originator for the benefit of the Buyer, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.

[Signature Pages Follow]

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:
Name:
Title:

Consented to:

[______________]

By:
Name:
Title:

Acknowledged by:

PNC BANK, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

Exhibit A-3

Exhibit B

FORM OF SUBORDINATED NOTE

[___], [___]

FOR VALUE RECEIVED, the undersigned, PHILLIPS 66 RECEIVABLES LLC, a Delaware limited liability company (the “Buyer”), promises to pay to [NAME OF ORIGINATOR], a [___] (the “Originator”), on the terms and subject to the conditions set forth herein and in the Transfer Agreement referred to below, the principal sum of the aggregate unpaid purchase price of all Receivables purchased from time to time by the Buyer from the Originator pursuant to such Transfer Agreement, as such unpaid purchase price is shown in the records of the Originator.

1. Transfer Agreement. This promissory note (this “Subordinated Note”) is a Subordinated Note described in, and is subject to the terms and conditions set forth in, that certain Sale and Contribution Agreement dated as of the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Transfer Agreement”), by and among the Originator, each other originator of Receivables from time to time party thereto as Originators, and the Buyer. Reference is hereby made to the Transfer Agreement for a statement of certain other rights and obligations of the Originators and the Buyer.

2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Transfer Agreement. In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.

“Final Maturity Date” means the date immediately following the date that falls one year and one day after the Sale and Contribution Termination Date.

“Final Payout Date” has the meaning set forth in the Receivables Purchase and Financing Agreement.

“Interest Period” means the period from and including a Monthly Settlement Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Monthly Settlement Date.

“Senior Interest” means collectively, (i) the obligation of the Buyer and the Servicer to set aside, and to turn over, Collections and other proceeds of the Receivables and any other collateral pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Receivables Purchase and Financing Agreement and (ii) all other obligations of the Buyer that are due and payable to any Senior Interest Holders under the Receivables Purchase and Financing Agreement, together with all interest accruing on any such amounts after the commencement of any Bankruptcy Proceedings (as defined herein), notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Buyer or anyone else, to collect such interest.

Exhibit B-1

“Senior Interest Holders” means collectively, the Purchaser/Lenders, the Administrative Agent and the SPE Indemnified Parties (as defined in Section 11.02 of the Receivables Purchase and Financing Agreement).

3. Interest. Subject to the provisions set forth below, the Buyer promises to pay interest on the outstanding unpaid principal amount of this Subordinated Note from the date hereof until payment in full at a rate equal to the sum of the one-month Term SOFR Rate (as defined in the Receivables Purchase and Financing Agreement), plus 1.00%.

4. Interest Payment Dates. Subject to the provisions set forth below, the Buyer shall pay accrued interest on this Subordinated Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.

5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365 or 366-day year, as the case may be.

6. Principal Payment Dates. Subject to the provisions set forth below, payments of the principal amount of this Subordinated Note shall be made as follows:

(a) The principal amount of this Subordinated Note shall be reduced from time to time pursuant to Section 3.1 of the Transfer Agreement; and

(b) The entire remaining outstanding balance of this Subordinated Note shall be paid on the Final Maturity Date.

Subject to the provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid on any Business Day without premium or penalty.

7. Payments. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the provisions set forth below and to any limitation imposed by applicable law, the Buyer agrees to pay all reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.

9. Provisions Regarding Restrictions on Payment. The Buyer covenants and agrees, and the Originator, by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any holder of this Subordinated Note, that the payment of the principal amount of, and interest on, this Subordinated Note is hereby expressly subject to certain restrictions set forth in the following clauses of this paragraph 9:

Exhibit B-2

(a) No payment or other distribution of the Buyer’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is permitted under the Transfer Agreement and the Receivables Purchase and Financing Agreement;

(b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Buyer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Buyer or any sale of all or substantially all of the assets of the Buyer other than as permitted by the Transfer Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing, the Originator hereby irrevocably agrees that the Administrative Agent, in the name of the Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and the file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Originator relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

(c) In the event that the Originator receives any payment or other distribution of any kind or character from the Buyer or from other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received for the sole benefit of the Senior Interest Holders and shall be turned over by the Originator to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith;

(d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending the Originator shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. Upon the occurrence of the Final Payout Date, the Originator shall be subrogated to the then existing rights of the Senior Interest Holders, if any;

(e) The provisions set forth in this Section 9 are intended solely for the purpose of defining the relative rights of the Originator, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in this Subordinated Note is intended to or shall impair, as between the Buyer, its creditors (other than the Senior Interest Holders) and the Originator, the Buyer’s obligation, which is unconditional and absolute, to pay the Originator the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect then relative rights of the Originator and creditors of the Buyer (other than the Senior Interest Holders);

(f) The Originator shall not, until the Senior Interests have been paid and performed in full and in cash, transfer, pledge or assign, or commence legal proceedings to enforce or collect this Subordinated Note or any rights in respect hereof;

Exhibit B-3

(g) The Originator shall not, without the advance written consent of the Administrative Agent, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Buyer until at least one year and one day shall have passed since the Final Payout Date shall have occurred;

(h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i) The Originator hereby waives; (i) notice of acceptance of these provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(j) These provisions constitute a continuing offer from the holder of this Subordinated Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent or any Purchaser/Lender may proceed to enforce such provisions on behalf of each of such Persons.

10 General. (a) No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Buyer and the Originator and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

(b) The Originator hereby agrees that it will not exercise any right of set-off or recoupment, or assert any counterclaim, against the Buyer except as may be otherwise permitted under the Transfer Agreement, so long as there shall not have elapsed one year and one day since the Final Payout Date has occurred.

(c) The Originator expressly recognizes and agrees that the obligations represented by this Subordinated Note are not secured by any interest in any of the assets of the Buyer, including, without limitation, any Receivables or Related Rights.

11. No Negotiation. This Subordinated Note is not negotiable. Any purported sale, transfer, assignment or negotiation of this Subordinated Note shall be void without the prior written consent of PNC Bank, National Association, as Administrative Agent.

12. Governing Law. THIS PROMISSORY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

13. Captions. Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

Exhibit B-4

[SIGNATURE PAGE FOLLOWS]

Exhibit B-5

EXECUTED as of the date set forth on the first page of this Subordinated Note.

PHILLIPS 66 RECEIVABLES LLC

By:
Name:
Title:

Exhibit B-6